                                                                   EXHIBIT 2.1


      Agreement and Plan of Reorganization dated as of October 25, 1998 by and among Legato Systems, Inc., Qualix Group, Inc. and Hat Acquisition
                 Corp., including certain exhibits thereto.

                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                            LEGATO SYSTEMS, INC.,

                            HAT ACQUISITION CORP.

                                     AND

                             QUALIX GROUP, INC.


                              OCTOBER 25, 1998

                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----

ARTICLE I  THE MERGER......................................................2
     1.1  The Merger.......................................................2
     1.2  Closing; Effective Time..........................................2
     1.3  Effect of the Merger.............................................2
     1.4  Certificate of Incorporation; Bylaws.............................2
     1.5  Directors and Officers...........................................2
     1.6  Effect on Capital Stock..........................................3
     1.7  Surrender of Certificates........................................4
     1.8  No Further Ownership Rights in Target Capital Stock..............5
     1.9  Lost, Stolen or Destroyed Certificates...........................5
     1.10  Tax and Accounting Consequences.................................6
     1.11  Taking of Necessary Action; Further Action......................6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET.......................6
     2.1  Organization, Standing and Power.................................6
     2.2  Capital Structure................................................7
     2.3  Authority........................................................8
     2.4  SEC Documents; Financial Statements..............................9
     2.5  Absence of Certain Changes.......................................9
     2.6  Absence of Undisclosed Liabilities..............................10
     2.7  Litigation......................................................10
     2.8  Restrictions on Business Activities.............................10
     2.9  Governmental Authorization......................................10
     2.10  Title to Property..............................................11
     2.11  Intellectual Property..........................................11
     2.12  Environmental Matters..........................................12
     2.13  Taxes..........................................................13
     2.14  Employee Benefit Plans.........................................13
     2.15  Employees and Consultants......................................15
     2.17  Insurance......................................................17
     2.18  Compliance with Laws...........................................17
     2.19  Brokers' and Finders' Fees.....................................17
     2.20  Pooling of Interests...........................................17
     2.21  Voting Agreement; Irrevocable Proxies..........................17
     2.22  Vote Required..................................................17
     2.23  No Breach of Material Contracts................................18
     2.24  Registration Statement; Proxy Statement/Prospectus.............18
     2.25  Complete Copies of Materials...................................18
     2.26  Amendment of Rights Plan.......................................19
     2.27  Opinion of Financial Advisor.................................  19

     2.28  Board Approval.................................................19
     2.28  Section 203 of Delaware Law Not Applicable.....................19
     2.29  Representations Complete.......................................19

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB....20
     3.1  Organization, Standing and Power................................20
     3.2  Capital Structure...............................................20
     3.3  Authority.......................................................21
     3.4  SEC Documents; Financial Statements.............................22
     3.5  Absence of Certain Changes......................................23
     3.6  Litigation......................................................23
     3.7  Compliance with Laws............................................23
     3.8  Registration Statement..........................................23
     3.9  Board Approval..................................................23
     3.10  Representations Complete.......................................23
     3.11  Intellectual Property..........................................24
     3.12  Pooling of Interest............................................24
     3.13  Interim Operations of Merger Sub...............................24

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME...........................24
     4.1  Conduct of Business of Target and Acquiror......................24
     4.2  Conduct of Business of Target...................................24
     4.3  Conduct of Business of Acquiror.................................27
     4.4  Notices.........................................................27

ARTICLE V  ADDITIONAL AGREEMENTS..........................................28
     5.1  No Solicitation.................................................28
     5.2  Proxy Statement/Prospectus; Registration Statement..............29
     5.3  Stockholders Meeting............................................30
     5.4  Access to Information...........................................30
     5.5  Confidentiality.................................................30
     5.6  Public Disclosure...............................................30
     5.7  Consents; Cooperation...........................................31
     5.8  Pooling Accounting..............................................31
     5.9  Update Disclosure; Breaches.....................................32
     5.10  Stockholder Agreements.........................................32
     5.11  Indemnification................................................32
     5.12  Irrevocable Proxies............................................33
     5.13  Legal Requirements.............................................33
     5.14  Tax-Free Reorganization........................................33
     5.15  Stock Options..................................................33
     5.16  Listing of Additional Shares...................................34
     5.17  Additional Agreements; Reasonable Efforts......................34
     5.18  Employee Benefits..............................................35

     5.20  Pooling Letters................................................35
     5.20  No Rights Plan Amendment.......................................35
           ------------------------

ARTICLE VI  CONDITIONS TO THE MERGER......................................36
     6.1  Conditions to Obligations of Each Party to Effect the Merger....36
     6.2  Additional Conditions to Obligations of Target..................37
     6.3  Additional Conditions to the Obligations of Acquiror............38

ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER..................39
     7.1  Termination.....................................................39
     7.2  Effect of Termination...........................................40
     7.3  Expenses and Termination Fees...................................41
     7.4  Amendment.......................................................41
     7.5  Extension; Waiver...............................................41

ARTICLE IX  GENERAL PROVISIONS............................................42
     8.1  Notices.........................................................42
     8.2  Interpretation..................................................43
     8.3  Counterparts....................................................43
     8.4  Entire Agreement; No Third Party Beneficiaries..................43
     8.5  Severability....................................................44
     8.6  Remedies Cumulative.............................................44
     8.7  Governing Law...................................................44
     8.8  Assignment......................................................44
     8.9  Rules of Construction...........................................44

SCHEDULES
---------

Target Disclosure Letter
Acquiror Disclosure Letter

Schedule 6.3 (c)   Consents
Schedule 6.3 (f)   Employees Executing Employment Agreements
Schedule 6.3 (g)   Employees Executing Separation Agreements


EXHIBITS
--------

Exhibit A    Stock Option Agreement
Exhibit B    Certificate of Merger
Exhibit C    Voting and Proxy Agreement
Exhibit D-1  Target Affiliates Agreement
Exhibit D-2  Acquiror Affiliates Agreement
Exhibit E    Employment Agreement
Exhibit F    Separation Agreement

                    AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 25, 1998, by and among Legato Systems, Inc., a Delaware corporation ("Acquiror"), Hat Acquisition Corp., a Delaware corporation ("Merger Sub") and Qualix Group, Inc., a Delaware corporation ("Target").

                                    RECITALS

          A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target ("Target Capital Stock"), shall be converted into shares of Common Stock of Acquiror, $.0001 par value ("Acquiror Common Stock"), at the rate set forth herein.

          C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

          E. The parties intend for the Merger to be accounted for as a pooling of interests.

          F. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror to enter into this Agreement, Acquiror and Target have entered into a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Stock Option
                                              ---------
Agreement"), pursuant to which Target shall grant Acquiror an option to purchase shares of Common Stock of Target under certain circumstances;

          G. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain of the affiliates of Target who are stockholders, officers or directors are entering into an agreement to vote the shares of Target's Common Stock owned by such persons to approve the Merger and against any competing proposals.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                  ARTICLE I

                                 THE MERGER
                                 ----------

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit B (the "Certificate of Merger"), and the
                             ---------
applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Closing; Effective Time.  The closing of the transactions contemplated
          -----------------------
hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is FullTime Software, Inc.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  At the Effective Time, the directors of
          ----------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock.  By virtue of the Merger and without any
          -----------------------
action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities :

          (a)  Conversion of Target Capital Stock.  At the Effective Time, each
               ----------------------------------
share of Target Common Stock (including, with respect to each such share of Target Common Stock, the associated Rights (as defined in that certain Rights Agreement (the "Target Rights Plan"), dated as of July 31, 1997, between
Target and Chasemellon Shareholder Services, L.L.C., as Rights Agent)) issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive a fraction of a share of Acquiror Common Stock (the "Exchange Ratio"), the numerator of which is equal to (i) 1,721,000 shares (the "Total Acquiror Shares"), and the denominator of which is equal to (ii) the sum of (A) the aggregate number of shares of Target Common Stock issued and outstanding as of the Effective Time, and (B) the aggregate number of shares of Target Common Stock issuable upon exercise of all outstanding options (the "Target Options") outstanding as of the Effective Time and assumed by Acquiror pursuant to
Section 5.15 hereof. No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of (a) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (b) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options.

          (b)  Cancellation of Target Capital Stock Owned by Acquiror or Target.
               ----------------------------------------------------------------
At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, and each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Target Stock Option Plans.  At the Effective Time, the Target
               -------------------------
1991 Stock Plan, Target 1995 Stock Option Plan and Target 1997 Stock Option Plan (collectively, the "Target Stock Option Plans") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plans shall be assumed by Acquiror and all repurchase rights of the Target Company with respect to such options shall be assigned to the Acquiror in accordance with Section 5.15.

          (d)  (Intentionally Omitted)

          (e)  (Intentionally Omitted)

          (f)  Capital Stock of Merger Sub.  At the Effective Time, each share
               ---------------------------
of Common Stock, $.0001 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (g)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

          (h)  Fractional Shares.  No fraction of a share of Acquiror Common
               -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Acquiror Common Stock for the ten most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Harris Trust and Savings Bank shall act as
               --------------
exchange agent (the "Exchange Agent") in the Merger.

          (b)  Acquiror to Provide Common Stock and Cash.  Promptly after the
               -----------------------------------------
Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, plus cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to
Section 1.6(g).

          (c)  Exchange Procedures.  Promptly after the Effective Time, the
               -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares that such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time that would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of
               ----------------------
Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Target Capital Stock.  All shares of
          ---------------------------------------------------
Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against

Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences.  It is intended by the parties
          -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. No party shall take any action that would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or to qualify for accounting treatment as a pooling of interests.

     1.11 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                 ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF TARGET
                  ----------------------------------------

          Target represents and warrants to Acquiror and Merger Sub that the statements contained in this Article II are true and correct, except as set forth (i) in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter") or
(ii) in Target's most recently filed Annual Report on Form 10-K (which report was filed with the Securities and Exchange Commission (the "SEC") on September 28, 1998) and any Target SEC Documents (as defined in Section 2.4) filed subsequent to September 28, 1998. The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II. Any reference in this
Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies. In the remainder of this Article II, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) Target and each of Target's subsidiaries, unless the context otherwise requires.

     2.1  Organization, Standing and Power.  Target is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 8.2) on Target. Target has delivered to Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2  Capital Structure.  The authorized capital stock of Target consists of
          -----------------
20,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value, of which there were issued and outstanding as of October 22, 1998, 10,675,536 shares of Common Stock and no shares of Preferred Stock. No change in the Target's capitalization has occurred between October 22, 1998 and the date hereof except (x) the issuance of shares of Target Common Stock pursuant to the exercise of outstanding options or (y) the cancellation of unvested options for Common Stock held by, or the repurchase of unvested shares of Common Stock from, directors, employees, consultants or other service providers of Target pursuant to the terms of their stock option, stock purchase or stock restriction agreements. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement, other than pursuant to the exercise of (i) options outstanding as of the date of this Agreement under the Target Stock Option Plans, and (ii) the exercise of subscription rights outstanding as of the date of this Agreement under the Target Employee Stock Purchase Plan (the "Target ESPP"). All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of October 22, 1998, Target had reserved (i) 2,320,277 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plans, of which 1,437,391 shares are subject to outstanding, unexercised options and (ii) 350,000 shares of Common Stock for issuance to employees pursuant to the Target ESPP, of which 181,831 shares are available for issuance. Except for (i) the rights created pursuant to this Agreement, and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target capital stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party, except for the stockholders delivering Voting Agreements (as defined below). The terms of the Target Stock Option Plans permit the assumption of such Target Stock Option Plans by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options. The current
"Purchase Period" (as defined in the Target ESPP) commenced under the Target ESPP on September 1, 1998 and will end prior to the Effective Time, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the Target ESPP. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans and Target ESPP have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Common Stock was issued in compliance with all applicable federal and state securities laws, except to the extent any such noncompliance would not have a Material Adverse Effect on Target.

     2.3  Authority.
          ---------

          (a) Target has all requisite corporate power and authority to enter into this Agreement, the Certificate of Merger and the Option Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval and adoption of this Agreement by Target's stockholders and the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a). This Agreement and the other Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target, enforceable against Target in accordance with their terms.

          (b) The execution and delivery of this Agreement and the other Transaction Documents by Target do not, and the consummation and performance of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a consent to assignment or a novation under (i) any provision of the Certificate of Incorporation or Bylaws of Target, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of clause (ii) as would not have a Material Adverse Effect on Target.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) the filing of the Proxy Statement (as defined in Section 2.24 hereof) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and clearance thereof by the SEC; (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (v) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay the consummation of the Merger.

     2.4  SEC Documents; Financial Statements.  Target has made available to
          -----------------------------------
Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Target since January 1, 1997, and, prior to the Effective Time, Target will have furnished Acquiror with true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time (collectively, the "Target SEC Documents"). In addition, Target has made available to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all Material Contracts (as hereafter defined) so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Target nor any of its subsidiaries is in default thereunder, except for any such default that individually or in the aggregate would not or could not reasonably be expected to have a Material Adverse Effect on Target. All contracts required to be filed as exhibits to the Target SEC Documents or the Acquiror SEC Documents (as hereafter defined), as applicable, pursuant to Item 601 of Regulation S-K are hereinafter defined as the "Material Contracts." As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such subsequent filing), the Target SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, as applicable, and none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document. The financial statements of Target, including the notes thereto, included in the Target SEC Documents (the "Target Financial Statements") fairly present the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Target at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q and Regulation S-K of the SEC).

     2.5  Absence of Certain Changes.  Since June 30, 1998, (the "Target Balance
          --------------------------
Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect (as defined in Section 8.2) on Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock, except for the repurchase at cost of unvested shares held by Target employees on the termination of their employment; (v) any material contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, officers, employees or consultants, other than, with respect to non-officer employees and consultants only, any increase or modification in the ordinary course consistent with past practice; or (viii) any agreement by Target to do any of the things described in the preceding clauses (i) through (vii).

     2.6  Absence of Undisclosed Liabilities.  Target has no material
          ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended June 30, 1998 (the "Target Balance Sheet"),
(ii) those incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, and (iii) those incurred in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

     2.7  Litigation.  There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), which, if adversely determined would or could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

     2.8  Restrictions on Business Activities.  There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted by Target.

     2.9  Governmental Authorization.  Target has obtained each federal, state,
          --------------------------
county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     2.10 Title to Property.  Target has good and valid title to all of its
          -----------------
properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. For purposes of this Section 2.10, the word "property" or "properties" does not include Intellectual Property (as defined in Section 2.11). Target does not own any real property.

     2.11 Intellectual Property.
          ---------------------

          (a) Target owns or is licensed for, and in any event possesses sufficient rights with respect to, all Intellectual Property (defined below) that is used, exercised, or exploited ("Used") in, or that may be necessary for, its business as currently conducted ("Target Intellectual Property," which term will also include all other Intellectual Property owned by or licensed to Target now or in the past) without any material conflict with or infringement or misappropriation of any rights or property of others ("Infringement"). Such ownership, licenses and rights are exclusive (A) except with respect to Inventions (defined below) in the public domain that are not important differentiators of Target's business and (B) except with respect to standard, generally commercially available, "off-the-shelf" third party products (including, but not limited to, customizations of such products) that are not part of any current product, service or Intellectual Property offering of Target. No Target Intellectual Property owned or developed by Target was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "Intellectual Property" means (i) inventions (whether or not patentable); trade names, trade marks, service marks, logos and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort ("Inventions") and (ii) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights"). With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 2.11(a) are made only to Target's knowledge. All copyrightable matter within Target Intellectual Property owned by Target has been created by persons who were employees of Target at the time of creation, or by third parties that have assigned such copyrights to Target, and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. Target has not received any written communication alleging that Target has been or may be engaged in, liable for or contributing to any Infringement, nor does Target have any reason to expect that any such communication will be forthcoming.

          (b) To the extent included in Target Intellectual Property and material to Target's business as currently conducted, Section 2.11 of the Target Disclosure Letter lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor, all to the extent known by Target) all patents and patent applications; all registered Marks; all registered copyrights, all software programs material to Target's business as currently conducted, and, if material, mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination or in accordance with the laws governing such registrations) is anticipated by Target. Target is not aware of any material questions or challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered IP Rights (or any part or claim thereof).

          (c) There is, to the knowledge of Target, no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party, including, without limitation, any employee or former employee of Target.

          (d) Target has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Target owned or licensed trade secrets and confidential information that Target wishes to protect that is not otherwise disclosed in published patents or patent applications or registered copyrights ("Target Confidential Information"). All use by and disclosure to employees or others of Target Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Except as set forth in Section 2.11 of the Target Disclosure Letter, Target has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any source code.

          (e) Except where the failure to do so would not have a Material Adverse Effect on Target, each current and former employee and contractor of Target who is or was involved in, or who has contributed to, the creation or development of any Target Intellectual Property has executed and delivered (and to the knowledge of Target is in compliance with) an enforceable agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor).

          (f) To Target's knowledge, Target is not Using, and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or (ii) any confidential information or trade secrets of any former employer of any such person.

     2.12 Environmental Matters.  Target is and has at all times operated its
          ---------------------
business in material compliance with all Environmental Laws and to Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq.

     2.13 Taxes.  Target, and any consolidated, combined, unitary or aggregate
          -----
group for Tax purposes of which Target is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Effective Time, due and payable has become a lien against the property or is being asserted against Target,
(ii) no audit of any material Tax Return of Target is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Target and is currently in effect, except as a result of obtaining an extension of time to file a Tax Return, and (iv) there is no agreement, contract or arrangement to which Target is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation,
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.13, the term "Target" means Target and any entity included in, or required under generally accepted accounting principles to be included in, any of the Target Financial Statements. As used herein, "Tax Return" shall mean any return, report, statement, declaration or other form or document required to be filed with any governmental authority with respect to Taxes.

  2.14  Employee Benefit Plans.
        ----------------------
          (a) For all purposes under this Section 2.14 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in Section 2.14 of the Target Disclosure Letter (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

               (i) Any employee benefit plan, as defined in section 3(3) of ERISA;

               (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

               (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (b) Neither Target nor any ERISA Affiliate has terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

          (c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

               (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

               (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

               (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                     (1) The most recent summary plan description, as described in section 102 of ERISA;

                     (2) Any summary of material modifications that has been distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                     (3) The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

               (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

          (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

          (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

          (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

          (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

          (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

          (i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

     2.15 Employees and Consultants.
          -------------------------

          (a) Target has provided Acquiror with a true and complete list of all individuals employed by Target as of the date hereof and the position and base compensation payable to each such individual. The Target Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party, other than those that are terminable by Target on no more than thirty days notice without liability or financial obligation.

          (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

          (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or
(iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

          (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

          (e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries that are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

          (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint that could reasonably be expected to have a Material Adverse Effect on Target.

          (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

          (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees that could reasonably be expected to have a Material Adverse Effect on Target.

          (i) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on Target. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

          (j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted and that could reasonably be expected to have a Material Adverse Effect on Target. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation that could reasonably be expected to have a Material Adverse Effect on Target.

     2.16 Insurance.  Target has policies of insurance and bonds of the type
          ---------
and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 Compliance with Laws.  Target has complied with, is not in violation
          --------------------
of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

     2.18 Brokers' and Finders' Fees.  Target has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.19 Pooling of Interests.  To the knowledge of Target, based on
          --------------------
consultation with its independent accountants, neither Target nor any of its directors, officers, affiliates or stockholders has taken any action that could preclude Acquiror's ability to account for the Merger as a pooling of interests.

     2.20 Voting Agreement; Irrevocable Proxies.  All of the persons and/or
          -------------------------------------
entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act who are also officers or directors have agreed in writing to vote for approval of the Merger pursuant to a Voting and Proxy Agreement attached hereto as Exhibit C (collectively, the "Voting
                                   ---------
Agreements").

     2.21 Vote Required.  The affirmative vote of the holders of a majority
          -------------
of the Target Common Stock outstanding on the record date set for the Target Stockholders Meeting (as hereafter defined) is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.22 No Breach of Material Contracts.  The Target has performed all of the
          -------------------------------
obligations required to be performed by it and is entitled to all benefits under, and is not alleged in writing, or, to Target's knowledge, otherwise alleged to be in default in respect of any Material Contract, other than any failure that individually or in the aggregate would not or could not reasonably be expected to result in a material loss to Target. Each of the Material Contracts is in full force and effect and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract, which loss or expiration (or gain) could reasonably be expected to have a Material Adverse Effect on Target or (C) the release, disclosure or delivery to any third party of any part of the source code. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.23 Registration Statement; Proxy Statement/Prospectus. The written
          --------------------------------------------------
information supplied by Target expressly for the purpose of inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the issuance of the shares of Acquiror Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The written information supplied by Target expressly for the purpose of inclusion in the proxy statement/prospectus to be sent to the stockholders of Target in connection with the meetings of Target's stockholders (the "Target Stockholders Meeting") to be held in connection with the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Target that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub that is contained in any of the foregoing documents.

     2.24 Complete Copies of Materials.  Target has delivered or made
          ----------------------------
available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their technical, legal and accounting review of Target.

     2.25 Amendment of Rights Plan.  The Target Rights Plan has been amended
          ------------------------
to (i) render the Target Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement, the Target Affiliate Agreements and the Voting Agreements, (ii) ensure that (y) neither Acquiror nor Merger Sub, nor any of their affiliates shall be deemed to have become an Acquiring Person (as defined in the Target Rights Plan) pursuant to the Target Rights Plan solely by virtue of the execution of this Agreement, the Stock Option Agreement, the Target Affiliate Agreements and the Voting Agreements or the consummation of the transactions contemplated hereby or thereby and (z) a Distribution Date, a Section 11(a)(ii) Trigger Date or a Shares Acquisition Date (as such terms are defined in the Target Rights Plan) or similar event does not occur by reason of the execution of this Agreement, the Stock Option Agreement, the Target Affiliate Agreements and the Voting Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated hereby and thereby, (iii) provide that the exercise of rights under the Target Rights Plan shall expire immediately prior to the Effective Time, and (iv) provide that such amendment may not be further amended by the Target without the prior consent of Acquiror in its sole discretion (such Target Rights Plan amendment being the "Merger Permissive Amendment").

     2.26 Opinion of Financial Advisor.  Target has been advised in writing by
          ----------------------------
its financial advisor, Hambrecht & Quist LLC, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Target from a financial point of view.

     2.27 Board Approval.  The Board of Directors of Target has unanimously
          --------------
(except that Louis Cole, a director of Target, has abstained from voting on such matters) (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interest of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

    2.28 Section 203 of Delaware Law Not Applicable.  The Board of Directors of
         ------------------------------------------
Target has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Stock Option Agreement.

     2.29 Representations Complete.  None of the representations or warranties
          ------------------------
made by Target herein or in any Schedule hereto, including the Target Disclosure Letter, or certificate furnished by Target pursuant to this Agreement or the Target SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                 ARTICLE III


          REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
          ---------------------------------------------------------

          Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct, except as set forth (i) in the Disclosure Letter delivered by Acquiror to Target to prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Letter") or (ii) in Acquiror's most recently filed Annual Report on Form 10-K (which report was filed with the Securities and Exchange Commission (the "SEC") on March 27, 1998) and any Acquiror SEC Documents (as defined in Section 3.4) filed subsequent to March 27, 1998. The Acquiror Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies.

     3.1  Organization, Standing and Power.  Each of Acquiror and its
          --------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.2  Capital Structure.  The authorized capital stock of Acquiror
          -----------------
consists of 100,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value, of which there were issued and outstanding as of September 30, 1998, 37,286,292 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after September 30, 1998, upon (i) the exercise of options issued under Acquiror's 1995 Stock Option/Stock Issuance Plan (the "Acquiror Stock Option Plan") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "Acquiror ESPP"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.0001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound. As of September 30, 1998, Acquiror had reserved (i) 12,450,982 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which 5,407,175 shares are subject to outstanding, unexercised options, and (ii) 1,600,000 shares of Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which 929,113 shares are available for issuance. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement; there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

     3.3  Authority.
          ---------

          (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with their terms.

          (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require a consent to assignment or a novation under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or any of their properties or assets, except in the case of clause (ii) as would not have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in
Section 1.2, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, (vi) the filing of the Registration Statement with the SEC in accordance with the Securities Act of 1933, as amended, and (vii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay the consummation of the Merger.

     3.4  SEC Documents; Financial Statements.  Acquiror has made available to
          -----------------------------------
Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since January 1, 1997, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder, except for any such default that individually or in the aggregate would not or could not reasonably be expected to have a Material Adverse Effect on Acquiror. As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such subsequent filing), the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") fairly present the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q and Regulation S-K of the SEC).

     3.5  Absence of Certain Changes.  Since June 30, 1998 (the "Acquiror
          --------------------------
Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred any (i) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Acquiror or (ii) any change by Acquiror in its accounting methods, principles or properties.

     3.6  Litigation.  Except as disclosed in the Acquiror SEC Documents,
          ----------
there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

     3.7  Compliance with Laws.  Each of Acquiror and its subsidiaries has
          --------------------
complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

     3.8  Registration Statement.  The written information supplied by
          ----------------------
Acquiror and Merger Sub expressly for the purpose of inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror or Merger Sub that should be set forth in an amendment to the Registration Statement Acquiror and Merger Sub will promptly inform Target. Notwithstanding the foregoing, neither Acquiror nor Merger Sub make any representation, warranty or covenant with respect to any information supplied by Target that is contained in any of the foregoing documents.

     3.9  Board Approval.  The Board of Directors of Acquiror and Merger Sub
          --------------
have unanimously approved this Agreement and the Merger (except that Louis Cole, a director of Acquiror, shall have abstained from voting on such matters).

     3.10 Representations Complete.  None of the representations, warranties or
          ------------------------
statements made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Letter, or certificate furnished by Acquiror pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.11 Intellectual Property.  Acquiror and its subsidiaries own or are
          ---------------------
licensed for and in any event possess sufficient rights with respect to all Intellectual Property that is Used in, or that may be necessary for, the business of Acquiror and its subsidiaries as currently conducted by Acquiror and its subsidiaries ("Acquiror Intellectual Property"), except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror's rights to Acquiror Intellectual Property is without any conflict with or infringement or misappropriation of any rights or property of others. With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 3.11 are make only to Acquiror's knowledge.

     3.12 Pooling of Interest.  To the knowledge of Acquiror, based on
          -------------------
consultation with its independent accountants, neither Acquiror nor any of its subsidiaries, directors, officers, affiliates or stockholders has taken any action that could preclude Acquiror's ability to account for the Merger as a pooling of interests.

     3.13 Interim Operations of Merger Sub.  Merger Sub was formed solely for
          --------------------------------
the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                 ARTICLE IV


                     CONDUCT PRIOR TO THE EFFECTIVE TIME
                     -----------------------------------

     4.1  Conduct of Business of Target and Acquiror.  During the period from
          ------------------------------------------
the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target and Acquiror each agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other, which consent shall not be unreasonably withheld), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay and to cause its subsidiaries to pay debts and Taxes when due, subject to good faith disputes over such debts or Taxes, and (ii) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries. Target and Acquiror agree to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that could have a Material Adverse Effect on it on a consolidated basis.

     4.2  Conduct of Business of Target.  During the period from the date of
          -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or as set forth in the Target Disclosure Letter,

Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

          (a)  Charter Documents.  Cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws;

          (b)  Dividends; Changes in Capital Stock.  Declare or pay any
               -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; or

          (c)  Material Contracts.  Enter into any material contract,
               ------------------
agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses, other than in the ordinary course of business and consistent with past practice;

          (d)  Stock Option Plans, etc.  Accelerate, amend or change the
               -----------------------
period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

         (e)  Issuance of Securities.  Issue, deliver or sell or authorize or
              ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the (i) issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement, (ii) shares of its Common Stock issuable to participants in its ESPP consistent with the terms thereof, and (iii) the granting of stock options (and the issuance of its Common Stock upon the exercise thereof) in the ordinary course of business consistent with past practice, in an amount not to exceed options to purchase (and the issuance of its Common Stock upon the exercise thereof) 200,000 shares in the aggregate, with not more than options to purchase 15,000 shares to any one individual;

          (f)  Intellectual Property.  Transfer to or license any person or
               ---------------------
entity or otherwise extend, amend or modify in any material respect any rights to its Intellectual Property, other than the grant of non-exclusive licenses in the ordinary course of business and consistent with past practice;

          (g)  Exclusive Rights.  Enter into or amend any agreements pursuant
               ----------------
to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h)  Dispositions.  Sell, lease, license or otherwise dispose of or
               ------------
encumber any of its properties or assets that are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except sales or licenses of product or inventory in the ordinary course and consistent with past practice;

          (i)  Indebtedness.  Incur or commit to incur any indebtedness for
               ------------
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j)  Leases.  Enter into any operating lease requiring payments in
               ------
excess of $100,000;

          (k)  Payment of Obligations.  Pay, discharge or satisfy in an amount
               ----------------------
in excess of $100,000 in any one case or $500,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements and (ii) banking, accounting, legal and printing fees associated with the transactions contemplated hereby;

          (l)  Capital Expenditures.  Incur or commit to incur any capital
               --------------------
expenditures in excess of $200,000 in the aggregate;

          (m)  Insurance.  Reduce the amount of any insurance coverage provided
               ---------
by existing insurance policies;

          (n)  Employee Benefits; Severance.  Take any of the following
               ----------------------------
actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and consistent with past practice, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, except pursuant to written agreements outstanding or policies existing on the date hereof (Target also agrees that prior to paying any termination or severance payments to any officers, director-level employees or technical personal, Target will first consult with Acquiror),
(iii) enter into any collective bargaining agreement, or (iv) other than offer letters entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will," establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (o)  Lawsuits.  Commence a lawsuit or arbitration proceeding other
               --------
than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (p)  Acquisitions.  Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

          (q)  Taxes.  Make any material Tax election other than in the
               -----
ordinary course of business and consistent with past practice, change any material Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, file any Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

          (r)  Pooling.  Take any action that could be reasonably expected to
               -------
interfere with Acquiror's ability to account for the Merger as a pooling of interests under generally accepted accounting principles;

          (s)  Revaluation.  Materially revalue any of its assets, including
               -----------
without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, except as required by generally accepted accounting principles; or

          (t)  Other.  Take or agree in writing or otherwise to take, any of
               -----
the actions described in Sections 4.2(a) through (s) above.

     4.3  Conduct of Business of Acquiror.  During the period from the date of
          -------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or as set forth in the Acquiror Disclosure Letter, Acquiror shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Target (which consent shall not be unreasonably withheld):

          (a)  Dividends.  Declare, set aside or pay any dividends on or make
               ---------
any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any capital stock, except that Acquiror may effect a stock split (including a stock split effected in the form of a stock dividend) if the Board of Directors of Acquiror determines that such action is in the best interest of Acquiror;

          (b)  Pooling.  Take any action that could reasonably be expected to
               -------
interfere with Acquiror's ability to account for the Merger as a pooling of interests under generally accepted accounting principles.

     4.4  Notices.  Target shall give all notices and other information
          -------
required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                  ARTICLE V


                            ADDITIONAL AGREEMENTS
                            ---------------------

     5.1  No Solicitation.
          ---------------

          (a) Target shall not, directly or indirectly, through any officer, director, employee, financial advisor, attorney, representative, subsidiary or agent of such party (i) take any action to solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving Target or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal; provided, however, that Target may make reference to and provide a copy of
-----------------
this Section 5.1 to any person or entity that makes an unsolicited inquiry and provided further that nothing contained in this Agreement shall prevent Target, or its Board of Directors, to the extent such Board of Directors determines, in good faith, after consultation with and not inconsistent with the advice of outside legal counsel, that such Board of Directors' fiduciary duties under applicable law require it to do so, from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written Acquisition Proposal by such person or entity that the Board of Directors believes is reasonably likely to lead to a Superior Proposal (as hereafter defined), if and only to the extent that, prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality Agreement dated October 22, 1998 between Acquiror and Target (the "Confidentiality Agreement"), such non-public information has been previously delivered to the Board of Directors of Acquiror, and Target advises the Acquiror hereto in writing of such disclosure or discussions or negotiations, including the party to whom disclosed or with whom discussions or negotiations will occur. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this paragraph by any officer, director, employee, financial advisor, attorney, representative, subsidiary or agent of Target, whether or not acting on behalf of Target, shall be deemed to be a breach of this Section 5.1 by Target.

          (b) Except as permitted by this Section 5.1, neither the Board of Directors of Target nor any committee thereof shall agree to or recommend any Acquisition Proposal or withdraw or modify its recommendation of this Agreement or the Merger in any manner adverse to Acquiror or Merger Sub. Notwithstanding the foregoing, the Board of Directors of Target or any committee thereof may recommend an unsolicited, bona fide, written Acquisition Proposal to the stockholders of Target, or withdraw or modify its recommendation of this Agreement and the Merger, in connection with an unsolicited, bona fide, written Acquisition Proposal, if and only to the extent that

(1) the Board of Directors of Target believes in its good faith reasonable judgment (after consultation with and not inconsistent with the advice of outside legal counsel and independent financial advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Acquiror and Target as a combined company and other factors deemed relevant by the Board of Directors of Target, would, if consummated, result in a transaction more favorable from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with and not inconsistent with the advice of outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this paragraph by any officer, director, employee, financial advisor, attorney, representative, subsidiary or agent of Target, whether or not acting on behalf of Target, shall be deemed to be a breach of this Section 5.1 by Target.

          (c) Nothing contained in this Section 5.1 or elsewhere in this Agreement shall prohibit Target from taking and disclosing to its stockholders a position contemplated by rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither Target nor its Board of Directors nor any committee thereof shall, except in accordance with the provisions of Section 5.1(b), withdraw or modify its position with respect to this Agreement or the Merger or recommend a Superior Proposal.

          (d) Target shall notify Acquiror immediately after receipt by Target (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party or any of its subsidiaries by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Target shall continue to keep Acquiror informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     5.2  Proxy Statement/Prospectus; Registration Statement.  As promptly as
          --------------------------------------------------
practicable after the execution of this Agreement, Target and Acquiror shall prepare proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Target and, as promptly as practicable, Acquiror shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), which complies in form and substance with applicable SEC requirements (and, if necessary, will file an amendment or amendments to such filing to comply with applicable SEC requirements, provided that neither Target nor its Board of Directors nor any committee thereof shall, except in accordance with the provisions of Section 5.1(b), withdraw or modify its position with respect to this Agreement or the Merger or recommend a Superior Proposal) and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable; provided, however, that Acquiror shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective. The Proxy Statement shall include the unanimous recommendation of the Board of Directors of Target in favor of the Merger (except that Louis Cole, a director of Target, shall have abstained from voting on such matter); except to the extent that the board of Directors of Target shall have modified or withdrawn its recommendation with respect to this Agreement or the Merger in accordance with Section 5.1(b).

     5.3  Stockholders Meeting.  Promptly after the date hereof, Target will
          --------------------
take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of the stockholders of Target to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. Subject to Section 5.1(b), Target will, through its Board of Directors, unanimously recommend to its stockholders approval of such matters (except that Louis Cole, a director of Target, shall have abstained from voting on such matters). Target shall use all reasonable efforts to solicit from its stockholders proxies with respect to such matters (whether or not the Board of Directors of Target shall have withdrawn or modified its unanimous recommendation of this Agreement or the Merger).

     5.4  Access to Information.
          ---------------------

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5  Confidentiality.  The parties acknowledge that Acquiror and Target
          ---------------
have previously executed a Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.

     5.6  Public Disclosure.  Unless otherwise permitted by this Agreement,
          -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

     5.7  Consents; Cooperation.
          ---------------------

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use reasonable efforts to obtain all necessary consents, waivers and approvals under, or to deliver notice of the Merger as required by, any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

          (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) March 31, 1998, or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree to divest itself of or hold separate any subsidiary, division or business unit that is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or
(B) the benefits intended to be derived as a result of the Merger .

     5.8  Pooling Accounting.  Acquiror and Target shall each use its best
          ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests and to take such action as may be reasonably necessary to permit such treatment. Each of

Acquiror and Target shall use its best efforts (i) to cause its respective "Affiliates" (as defined in Section 5.10) not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests and (ii) to cause Deloitte & Touche LLP and PricewaterhouseCoopers LLP to deliver the letters referred to in Sections 6.1(g) and 6.1(h) of this Agreement.

     5.9  Update Disclosure; Breaches.  From and after the date of this
          ---------------------------
Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Letter, of (i) the occurrence or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.9 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     5.10 Stockholder Agreements.  Upon the execution of this Agreement,
          ----------------------
Acquiror and Target will provide each other with a list of those persons who are, in Acquiror's or Target's respective reasonable judgment, "affiliates" of Acquiror or Target, respectively, within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person who is an "affiliate" of Acquiror or Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Acquiror and Target shall provide each other such information and documents as Target or Acquiror shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Target shall use its best efforts to deliver to Acquiror by the date of execution of this Agreement (and in each case by the Effective Time), from each of the Affiliates of Target, an executed agreement, in the form attached hereto as Exhibit D-1 ("Target Affiliate Agreement"). Acquiror shall use its best
-----------
efforts to deliver to Target by the date of execution of this Agreement (and in each case by the Effective Time), from each of the Affiliates of Acquiror, an executed agreement, in the form attached hereto as Exhibit D-2 ("Acquiror
                                                      -----------
Affiliate Agreement"). Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of the Target Affiliate Agreement.

     5.11  Indemnification.
           ---------------

           (a) From and after the Effective Time, Acquiror and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target or any of its subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Certificate of Incorporation, Bylaws (as in effect on the date hereof) and indemnification agreements in effect as of the Effective Time (provided, however, that Target covenants that it will not enter into indemnification agreements or modify existing indemnification agreements between the date of this Agreement and the Effective Time, except as required by law and except that officers and directors of Target may execute a form of indemnification agreement in the form previously provided to Acquiror or its counsel); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) For a period of six years after the Effective Time, Acquiror will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Target's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors and officers of Target; provided, however, that in no event will Acquiror or the Surviving Corporation be required to expend in excess of $180,000 in the aggregate (i.e., for six years coverage) for such coverage (or such coverage as is available for such $180,000).


     5.12 Irrevocable Proxies.  Target shall use its best efforts, on behalf of
          -------------------
Acquiror and pursuant to the request of Acquiror, to cause affiliates of Target who are officers and directors to execute and deliver to Acquiror, a Voting and Proxy Agreement in the form of Exhibit C attached hereto concurrently with the
                               ---------
execution of this Agreement.

     5.13 Legal Requirements.  Each of Acquiror, Merger Sub and Target will,
          ------------------
and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.14 Tax-Free Reorganization.  Neither Target, Acquiror nor Merger Sub
          -----------------------
will, either before or after consummation of the Merger, take any action that, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

     5.15 Stock Options.
          -------------

          (a) At the Effective Time, the Target Stock Option Plans and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested, shall be assumed by Acquiror, and Target Company's repurchase right with respect to any unvested option shares granted under the Target Stock Option Plans shall be assigned to Acquiror. Target has delivered to Acquiror a schedule (the "Option Schedule") that sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plans, including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the

Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time, by the Exchange Ratio, rounded up to the nearest whole cent. The options so assumed by Acquiror shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within ten (10) business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plans, a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

          (b) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this Section 5.15. Within five business days after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (c) Outstanding purchase rights under the Target ESPP shall be exercised upon the earlier of (i) the next scheduled purchase date under the Target ESPP or (ii) immediately prior to the Effective Time, and each participant in the Target ESPP shall accordingly be issued shares of Target Common Stock according to the terms of the Target ESPP at that time which shall be converted into shares of Acquiror Common Stock in the Merger. The Target ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Target ESPP. Target employees who meet the eligibility requirements for participation in the Aquiror Employee Stock Purchase Plan shall begin payroll deductions under that plan as of the first date on which the terms of the Acquiror ESPP allows such individuals to commence participation.

     5.16 Listing of Additional Shares.  Prior to the Effective Time, Acquiror
          ----------------------------
shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(e) below.

     5.17 Additional Agreements; Reasonable Efforts.  Upon the terms and
          -----------------------------------------
subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Target described in Section 5.3, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.18 Employee Benefits.  Acquiror shall take such reasonable actions, to
          -----------------
the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger. To the extent permitted by Acquiror's benefit plans, from and after the Effective Time, Acquiror shall grant all employees of Target credit for all service (to the same extent as service with Acquiror is taken into account with respect to similarly situated employees of Acquiror) with Target prior to the Effective Time for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with Target was service with Acquiror. Acquiror and Target agree that where applicable with respect to any medical or dental benefit plan of Acquiror, Acquiror shall, to the extent permitted under its plans, waive any pre-existing condition exclusion and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any employee of Target who was, as of the Effective Time, excluded from participation in a plan by virtue of such pre-existing condition).

     5.19 Pooling Letters.
          ---------------

          (a) Target shall use all reasonable effects to cause to be delivered to Acquiror a letter of Deloitte & Touche LLP, Target's independent auditors, dated a date within two business days before the date of this Agreement to the effect that the Merger qualifies for pooling of interest accounting treatment if consummated in accordance with this Agreement and in a form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

          (b) Acquiror shall use all reasonable effects to cause to be delivered to Target a letter of PricewaterhouseCoopers LLP, Acquiror's independent auditors, dated a date within two business days before the date of this Agreement to the effect that the Merger qualifies for pooling of interest accounting treatment if consummated in accordance with this Agreement and in a form reasonably satisfactory to Target and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

     5.20  No Rights Plan Amendment.  Except as required by Section 6.3(i),
           ------------------------
prior to the Closing, Target shall not amend or modify the Target Rights Plan in any manner or take another action so as to (i) render the Target Rights Plan inapplicable to any transaction(s) other than the Merger and other transactions contemplated by this Agreement, the Stock Option Agreement, the Target Affiliate Agreements and the Voting Agreements, or (ii) permit any person or group who would otherwise be an Acquiring Person (as defined in the Target Rights Plan) not to be an Acquiring Person, or (iii) provide that a Distribution Date, a Section 11(a)(ii) Trigger Date or a Shares Acquisition Date (as such terms are defined in the Target Rights Plan) or similar event does not occur by reason of the execution of any agreement or transaction other than this Agreement and the Merger and the agreements and transactions contemplated hereby and thereby, or
(iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Target Rights. Notwithstanding the foregoing, at any time after the earlier of (i) January 15, 1999, or (ii) ten days after the effective date of the Registration Statement, in connection with a Qualified Tender Offer (as hereafter defined) Target shall be entitled to take any action under the Targets' Rights Plan it so determines to permit a Qualified Tender Offer (including a delay of any Distribution Date), provided that no such action shall violate the Merger Permissive Amendment (as defined in Section 2.25). A "Qualified Tender Offer" shall be an all cash tender offer for all outstanding shares of Target Common Stock, which tender offer qualifies as a Superior Proposal, is fully financed (or in the reasonable determination of Target's Board of Directors and financial advisors is capable of being financed), is not otherwise subject to non-customary, material conditions and would not close prior to the earlier of a negative Target stockholders' vote on the Merger or the termination of this Agreement.

                                 ARTICLE VI
                                 ----------

                          CONDITIONS TO THE MERGER
                          ------------------------

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)  Stockholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the holders of at least a majority of the shares of Target Common Stock outstanding as of the record date set for the Target Stockholders Meeting.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order,preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

          (c)  Registration Statement Effective; Proxy Statement.  The SEC
               -------------------------------------------------
shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy
Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (d)  Governmental Approval.  Acquiror and Target and their respective
               ---------------------
subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

          (e)  Tax Opinion.  Each of Target and Acquiror shall have received a
               -----------
written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's stockholders shall make) reasonable representations related thereto.

          (f)  Listing of Additional Shares.  The filing with the Nasdaq
               ----------------------------
National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror shall have been made.

          (g)  Pooling Letter from Target's Accountants.  Acquiror shall have
               ----------------------------------------
received a letter from Deloitte & Touche LLP, dated as of the Closing Date and addressed to Acquiror, Target and PricewaterhouseCoopers LLP, reasonably satisfactory in form and substance to Acquiror and PricewaterhouseCoopers LLP, to the effect that, after reasonable investigation, Deloitte & Touche LLP are not aware of any fact concerning Target or any of Target's stockholders or Affiliates that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

          (h)  Pooling Letter from Acquiror's Accountants.  Acquiror shall have
               ------------------------------------------
received a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date, reasonably satisfactory in form and substance to Acquiror, to the effect that Acquiror may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting
Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     6.2  Additional Conditions to Obligations of Target.  The obligations of
          ----------------------------------------------
Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

          (a)  Representations and Warranties.  Each representation and
               ------------------------------
warranty of Acquiror and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Acquiror and Merger Sub, taken as a whole, (B) for changes contemplated by this Agreement and (C) for those representations and warranties that address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Acquiror and Merger Sub, taken as a whole, as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties,
(i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Acquiror Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Target shall have received a certificate with respect to the foregoing signed on behalf of Acquiror by an authorized officer of Acquiror.

          (b)  Agreements and Covenants.  Acquiror and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Target shall have received a certificate to such effect signed on behalf of Acquiror by an authorized officer of Acquiror.

          (c)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
Material Adverse Effect on Acquiror since the date of this Agreement.

          (d)  Affiliate Agreements.  Target shall have received from the
               --------------------
Affiliates of Acquiror an executed Affiliate Agreement in substantially the form attached hereto as Exhibit D-2.
                        -----------

     6.3  Additional Conditions to the Obligations of Acquiror.  The
          ----------------------------------------------------
obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

          (a)  Representations and Warranties.  Each representation and
               ------------------------------
warranty of Target contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Target, (B) for changes contemplated by this Agreement and (C) for those representations and warranties that address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Target as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Target Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Acquiror shall have received a certificate with respect to the foregoing signed on behalf of Target by an authorized officer of Target.

          (b)  Agreements and Covenants.  Target shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Acquiror shall have received a certificate to such effect signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target.

          (c)  Third Party Consents.  Acquiror shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 6.3(c) hereto.
                                 ---------------

          (d)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
Material Adverse Effect on Target since the date of this Agreement.

          (e)  Affiliate Agreements.  Acquiror shall have received from the
               --------------------
Affiliates of Target an executed Affiliate Agreement in substantially the form attached hereto as Exhibit D-1.
                   -----------

          (f)  Employment Agreements.  Each of the employees of Target set
               ---------------------
forth on Schedule 6.3(f) shall have entered into an Employment Agreement in the
         ---------------
form attached hereto as Exhibit E.
                        ---------

          (g)  Separation Agreements.  Each of the employees of Target set
               ---------------------
forth on Schedule 6.3(g) shall have entered into a Separation Agreement in the
         ---------------
form attached hereto as Exhibit F.
                        ---------

          (h)  Termination of Target 401(k) Plan.  If requested by Acquiror,
               ---------------------------------
Target shall have terminated its 401(k) Plan.

          (i)  Target Rights Plan.  All actions necessary to extinguish and
               ------------------
cancel all outstanding Rights under the Target Rights Plan or render such rights inapplicable to the Merger shall have been taken.

                                 ARTICLE VII


                 TERMINATION, EXPENSES, AMENDMENT AND WAIVER
                 -------------------------------------------

     7.1  Termination.  This Agreement may be terminated at any time prior
          -----------
to the Effective Time (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target:

          (a)  by mutual written consent of Target and Acquiror; or

          (b) by either Target or Acquiror if the Merger shall not have been consummated by March 31, 1999 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Target or Acquiror if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by either Acquiror or Target, if at the Target Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Target in favor of this Agreement and the Merger shall not have been obtained (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Target where the failure to obtain Target Stockholder Approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a material breach by Target of this Agreement). A material breach by a party of Sections 5.2 or 5.3 hereof will constitute a material breach hereunder; or

          (e) by Acquiror, if (i) the Board of Directors of Target shall have withdrawn or modified its unanimous recommendation of this Agreement or the Merger (it being understood that Louis Cole, a director of Target, shall have abstained from voting on such matter); (ii) the Board of Directors of Target fails to reaffirm its unanimous recommendation of this Agreement or the Merger (except that Louis Cole, a director of Target, shall have abstained from voting on such matters) within ten (10) business days after Acquiror requests in writing that such unanimous recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iii) the Board of Directors of Target shall have recommended to the stockholders of Target an Alternative Transaction; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Target Common Stock is commenced (other than by Acquiror or an Affiliate of Acquiror) and the Board of Directors of Target shall not have sent to its security holders pursuant to Rule 14e-2 within ten
(10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Target recommends rejection of such tender or exchange offer; or (v) Target fails to call and hold the Target Stockholders' Meeting by the date immediately preceding the Outside Date and such failure constitutes a material breach by Target of Section 5.2 or 5.3 hereof.

          (f) by Target or Acquiror, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.3(a) or (b) (in the case of termination by Acquiror) or 6.2(a) or
(b) (in the case of termination by Target) not to be satisfied, and (ii) shall not have been cured within twenty (20) business days (or prior to the Outside Date, if earlier) following receipt by the breaching party of written notice of such breach from the other party.

     7.2  Effect of Termination.  In the event of termination of this
          ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except as otherwise set forth in Section 7.3 and except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.5 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Expenses and Termination Fees.
          -----------------------------

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Acquiror and Target shall
                       -----------------
share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

          (b) Target shall pay Acquiror a termination fee of $2,000,000 in immediately available funds within one business day after the termination of this Agreement by Acquiror pursuant to Section 7.1(e).

          (c) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its respective affiliates (a "Third Party"), acquires more than 15% of the outstanding shares of Target Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Target pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Target or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Target, and the entity surviving any merger or business combination including any of them) of Target having a fair market value (as determined by the Board of Directors of Target or Acquiror, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of Target and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     7.4  Amendment.  The boards of directors of the parties hereto may cause
          ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                ARTICLE VIII

                             GENERAL PROVISIONS
                             ------------------

     8.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to Acquiror or Merger Sub, to:

               Legato Systems, Inc.
               3210 Porter Drive
               Palo Alto, CA  94304
               Attention:  Louis C. Cole
               Facsimile No.: (650) 812-6032
               Telephone No.: (650) 812-6000

               with a copy to:

               Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP
               155 Constitution Drive
               Menlo Park, CA  94025
               Attention:  Robert V. Gunderson, Jr.
               Facsimile No.: (650) 321-2800
               Telephone No.: (650) 463-5200

          (b)  if to Target, to:

               Qualix Group, Inc.
               177 Bovet Road, Second Floor
               San Mateo Road, CA  94402
               Attention:  Richard G. Thau
               Facsimile No.: (650) 572-0200
               Telephone No.: (650) 572-1300

               with a copy to:

               Wilson Sonsini Goodrich & Rosati. P.C.
               650 Page Mill Road
               Palo Alto, CA  94303
               Attention:  Jeffrey D. Saper
               Facsimile No.: (650) 493-6811
               Telephone No.: (650) 493-9300

     8.2  Interpretation.  When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change, condition or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, however, that the following
                                    -----------------
shall not be considered a "Material Adverse Effect": (i) changes, events, violations, inaccuracies, circumstances and effects that are caused by conditions affecting the United States economy as a whole or affecting the industry in which such entity completes as a whole, which conditions do not affect such entity in a disproportionate manner, (ii) a shortfall in revenues of such entity as a result of delays or cancellations in customer orders (including any effects on such entity's operating income which result directly from such revenue shortfall), which delays or cancellations result from the announcement and pendency of the Merger, or (iii) the loss of employees resulting from the announcement and pendency of the Merger. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of senior officers and directors of such party and its subsidiaries reasonably believed by Target or Acquiror, as applicable, to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 25, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.4  Entire Agreement; No Third Party Beneficiaries.  This Agreement, the
          ----------------------------------------------
other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Letter and the Acquiror Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target Stockholders and optionholders to receive the consideration set forth in Article I of this Agreement and the provisions of Sections 5.11, 5.15 and 5.18.

    8.5  Severability.  In the event that any provision of this Agreement, or
         ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.6  Remedies Cumulative.  Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

     8.8  Assignment.  Neither this Agreement nor any of the rights, interests
          ----------
or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

     8.9  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                 QUALIX GROUP, INC.



                                 By: /s/ Richard G. Thau
                                     ---------------------------------------
                                     Richard G. Thau
                                     President and Chief Executive Officer


                                 LEGATO SYSTEMS, INC.



                                 By: /s/ Louis C. Cole
                                     ---------------------------------------
                                     Louis C. Cole
                                     President and Chief Executive Officer


                                 HAT ACQUISITION CORP.



                                 By: /s/ Louis C. Cole
                                     ---------------------------------------
                                     Louis C. Cole
                                     President and Chief Executive Officer



           SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                           SCHEDULE 6.3(C)--CONSENTS

None

                                SCHEDULE 6.3(f)
                   EMPLOYEES EXECUTING EMPLOYMENT AGREEMENTS


David R. Malmstedt
George Symons

                                SCHEDULE 6.3(g)
                   EMPLOYEES EXECUTING SEPARATION AGREEMENTS

Richard G. Thau

                                                                       EXHIBIT B

                             CERTIFICATE OF MERGER

                                       OF

                             HAT ACQUISITION CORP.

                                      INTO

                               QUALIX GROUP, INC.

                     PURSUANT TO SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

          Hat Acquisition Corp., a Delaware corporation ("Hat"), and Qualix Group, Inc., a Delaware Corporation ("Qualix"), do hereby certify as follows:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          NAME                              STATE OF INCORPORATION

          Hat Acquisition Corp.                   Delaware

          Qualix Group, Inc.                      Delaware


          SECOND: That an Agreement and Plan of Reorganization (the "Merger Agreement") dated October 25, 1998, by and among Legato Systems, Inc., Hat and Qualix setting forth the terms and conditions of the merger of Hat with and into Qualix, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: That the name of the surviving corporation (the "Surviving Corporation") of the merger shall be FullTime Software, Inc.

          FOURTH: That pursuant to the Merger Agreement, the Amended and Restated Certificate of Incorporation of Hat shall be the certificate of incorporation of the Surviving Corporation.

          FIFTH: That pursuant to the Merger Agreement, the Bylaws of Hat shall be the bylaws of the Surviving Corporation.

          SIXTH: That pursuant to the Merger Agreement, the directors and officers of Hat shall be the directors and officers of Surviving Corporation.

          SEVENTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation located at 3210 Porter Drive, Palo Alto, California.

          EIGHTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost to any stockholder of any constituent corporation.

          NINTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of Delaware.

          IN WITNESS WHEREOF, each of Qualix and Hat has caused this Certificate of Merger to be executed in its corporate name on the ____ day of ____________, 1998.

QUALIX GROUP, INC.



By:
   ----------------------------------
   Richard G. Thau
   President and Chief Executive Officer


ATTEST:


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


HAT ACQUISITION CORP.



By:
   ----------------------------------
   Louis C. Cole
   President and Chief Executive Officer


ATTEST:


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                           VOTING AND PROXY AGREEMENT

          THIS VOTING AND PROXY AGREEMENT ("Agreement") is made and entered into as of October 25, 1998, between Legato Systems, Inc., a Delaware corporation ("Acquiror"), and the undersigned stockholder (the "Stockholder") of Qualix Group, Inc., a Delaware corporation ("Company").

                                    RECITALS

          A. Concurrently with the execution of this Agreement, Acquiror, Company and Hat Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated October 25, 1998 (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into the Company, and the cancellation of each outstanding share of the Company's common stock.

          B. As a condition to its willingness to enter into the Merger Agreement, Acquiror has requested that the Stockholder agree to certain matters regarding the retention and voting of the Shares (as defined in Section 1.1 below) in connection with the Merger.

          The parties agree as follows:

          1.  Transfer of Shares.
              ------------------

              1.1  Definitions.  For purposes of this Agreement:
                   -----------

              "Shares" shall mean all issued and outstanding shares of Common Stock of Company owned of record or beneficially (over which beneficially-owned shares the Stockholder exercises voting power) by the Stockholder as of the record date for persons entitled to (a) to receive notice of, and to vote at the meeting of the stockholders of Company called for the purpose of voting on the matter referred to in Section 2, or (b) to take action by written consent of the stockholders of Company with respect to the matter referred to in Section 2.

              "Subject Securities" shall mean: (i) all securities of Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the date on which the Merger Agreement shall be terminated in accordance with Article 7 thereof.

              A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

              "Opposing Proposal" shall mean (i) any proposal made in opposition to or in competition with consummation of the Merger; (ii) any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Acquiror and its affiliates; or (iii) any liquidation or winding up of the Company.

              1.2 Additional Purchases. The Stockholder agrees that any shares
                  --------------------
of capital stock of the Company that the Stockholder shall purchase or with respect to which the Stockholder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

              1.3 Transferee of Subject Securities to be Bound by this
                  ----------------------------------------------------
Agreement. Stockholder agrees that, during the period from the date of this
---------
Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless such Transfer is in accordance with any affiliate agreement between Stockholder and Acquiror contemplated by the Merger Agreement to which such Stockholder is bound and each person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and Proxy (with such modifications as Acquiror may reasonably request); and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

          2.  Agreement to Vote Shares and Grant Proxy. At every meeting of
              ----------------------------------------
the stockholders of the Company called with respect to any of the following, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder agrees to vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. In order to effectuate the foregoing, the Stockholder does hereby constitute and appoint Acquiror, or any nominee of Acquiror, with full power of substitution, from the date hereof to the Expiration Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the State of Delaware may permit or require, to cause the Shares and any New Shares to be voted in the manner contemplated by this Section 2. The parties and proxies named above shall not exercise this proxy on any other matter except as provided above. The parties acknowledge that the proxy provided for here is irrevocable and coupled with an interest. This provision shall not in any manner limit the Company's ability through its officers and directors, including without limitation, the Stockholder, to take action consistent with the provisions of Section 5.1 and Section 5.2 of the Merger Agreement.

          3.  Representations, Warranties and Covenants of the Stockholder.
              ------------------------------------------------------------
The Stockholder represents, warrants and covenants to Acquiror as follows:

              3.1 Ownership of Shares. The Stockholder (together with such
                  -------------------
Stockholder's spouse, if applicable) (i) is the sole beneficial and record owner and holder of the Shares, which at the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances, and (ii) does not own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership).

              3.2 Authority; Due Execution. The Stockholder has full power and
                  ------------------------
authority to make, enter into and carry out the terms of this Agreement. The Stockholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Acquiror) this Agreement constitutes a valid and binding obligation of the Stockholder.

              3.3 No Proxy Solicitations. The Stockholder will not, and will not
                  ----------------------
permit any entity under such Stockholder's control to (i) solicit proxies or become a "participant" in a "solicitation," as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to an Opposing Proposal; (ii) initiate a stockholder's vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. This provision shall not in any manner limit the Company's ability through its officers and directors, including without limitation, the Stockholder, to take action consistent with the provisions of Section 5.1 and Section 5.2 of the Merger Agreement.

          4.  Representations, Warranties and Covenants of Acquiror.  Acquiror
              -----------------------------------------------------
represents, warrants and covenants to the Stockholder as follows:

              4.1 Due Authorization. This Agreement has been authorized by all
                  -----------------
necessary corporate action on the part of Acquiror and has been duly executed by a duly authorized officer of Acquiror.

              4.2 Validity; No Conflict. This Agreement constitutes the legal,
                  ---------------------
valid and binding obligation of Acquiror. Neither the execution of this Agreement by Acquiror nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Acquiror is bound or by any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Acquiror.

          5.  Termination.  This Agreement shall terminate and shall have no
              -----------
further force or effect as of the Expiration Date.

          6.  Miscellaneous.
              -------------

              6.1 Severability. If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              6.2 Binding Effect and Assignment. This Agreement and all of the
                  -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. This Agreement is intended to bind Stockholder as a stockholder of the Company only with respect to the specific matters set forth herein.

              6.3 Amendments and Modification. This Agreement may not be
                  ---------------------------
modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              6.4 Specific Performance; Injunctive Relief. The parties hereto
                  ---------------------------------------
acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity.

              6.5 Governing Law. This Agreement shall be governed by, construed
                  -------------
and enforced in accordance with, the internal laws of the State of Delaware as such laws are applied to contracts entered into and to be performed entirely within Delaware.

              6.6 Entire Agreement. This Agreement contains the entire
                  ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

              6.7 Counterparts. This Agreement may be executed in several
                  ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

              6.8 Effect of Headings. The section headings herein are for
                  ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.


                           [Signature Page Follows.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                 LEGATO SYSTEMS, INC.


                                 By: ___________________________________________


                                 Name: _________________________________________


                                 Title: ________________________________________


                                 STOCKHOLDER


                                 By: __________________________________________


                                 Name of Stockholder: _________________________


                                 Name of Signatory (if different from name of Stockholder): ________________________________


                                 Title of Signatory
                                 (if applicable): _____________________________


Number of shares beneficially owned by Stockholder subject to this Agreement:
----------------------------------------------------------------------------

Common Stock                                   ___________




                          VOTING AND PROXY AGREEMENT

                                                                     EXHIBIT D-1
                                                                     -----------
                                                     TARGET AFFILIATES AGREEMENT

                              AFFILIATES AGREEMENT

        THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of October 25, 1998, between Legato Systems, Inc., a Delaware corporation ("Acquiror"), and the undersigned securityholder (the "Securityholder") of Qualix Group, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        A. The Company, Acquiror and Hat Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated October 25, 1998 (the "Merger Agreement"), pursuant to which Merger Sub will be merged into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Acquiror.

        B. Upon the consummation of the Merger and in connection therewith, the undersigned Securityholder will become the owner of shares of Common Stock of Acquiror (the "Acquiror Shares").

        C. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

        1.  The undersigned Securityholder hereby agrees that:

            (a) The undersigned Securityholder may be deemed to be (but does not hereby admit to be) an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC') ("Release No. 130").

            (b) The undersigned Securityholder, will not, beginning on the commencement of the thirty (30) day period prior to the Effective Time of the Merger as determined in Acquiror's reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Securityholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and the Company after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10K, a Quarterly

Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of the Company and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable after the end of the next fiscal quarter of Acquiror which includes such thirty (30) days of combined earnings consistent with Acquiror's past practice.

            (c) Subject to paragraphs (b) of this Section 1, the undersigned Securityholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time either:

                (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

                (ii) counsel representing the undersigned Securityholder, reasonably satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter reasonably satisfactory to Acquiror and Acquiror's counsel and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

                (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Securityholder (sought by the undersigned Securityholder or counsel to the undersigned Securityholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

            (d) All certificates representing the Acquiror Shares deliverable to the undersigned Securityholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred, bear a legend substantially as follows:

        "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Affiliates Agreement dated October 25, 1998, a copy of which Affiliates Agreement may be inspected by the holder of this certificate at the offices of Acquiror, or Acquiror will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred.

            (e) The undersigned Securityholder will observe and comply with the Securities Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

        2. Reports. From and after the Effective Time of the Merger and for so
           -------
long as necessary in order to permit the undersigned Securityholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Securityholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

        3. Waiver. No waiver by any party hereto of any condition or of any
           ------
breach of any provision of this Affiliates Agreement shall be effective unless in writing.

        4. Notices. All notices, requests, demands or other communications that
           -------
are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

           (a) If to the Securityholder, at the address set forth below the Securityholder's signature at the end hereof.

           (b) If to Acquiror:

               Legato Systems, Inc.
               3210 Porter Drive
               Palo Alto, CA  94304
               Attention:  Louis C. Cole
               Facsimile No.: (650) 812-6032
               Telephone No.: (650) 812-6000
               with a copy to:

               Gunderson Dettmer Stough
                Villeneuve Franklin & Hachigian, LLP
               155 Constitution Drive
               Menlo Park, California  94025
               Attention:  Robert V. Gunderson, Jr., Esq.
               Fax: (650) 321-2800
               Tel: (650) 321-2400

or to such other address as any party hereto may designate for itself by notice given as herein provided.

        5. Counterparts. For the convenience of the parties hereto, this
           ------------
Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        6. Successors and Assigns. This Affiliates Agreement shall be
           ----------------------
enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        7. Governing Law. This Affiliates Agreement shall be governed by and
           -------------
construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

        8. Effectiveness; Severability. This Affiliates Agreement shall become
           ---------------------------
effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

        9. Effect of Headings. The section headings herein are for convenience
           ------------------
only and shall not effect the construction or interpretation of this Affiliates Agreement.

        10. Definitions. All capitalized terms used herein shall have the
            -----------
meaning defined in the Merger Agreement, unless otherwise defined herein.

        IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.


LEGATO SYSTEMS, INC.                       SECURITYHOLDER


By:_____________________________________   _____________________________________
   President and Chief Executive Officer   (Signature)

                                           _____________________________________
                                           (Print Name)

                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
                                           (Address)

                                                                     Exhibit D-2
                                                                     -----------
                                                   Acquiror Affiliates Agreement

                              AFFILIATES AGREEMENT

        THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of October 25, 1998 between Legato Systems, Inc., a Delaware corporation ("Acquiror"), and the undersigned securityholder (the "Securityholder") of Acquiror.

                                    RECITALS

        A. Qualix Group, Inc., a Delaware corporation (the "Company"), Acquiror and Hat Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated October 25, 1998 (the "Merger Agreement"), pursuant to which Merger Sub will be merged into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Acquiror.

        B. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, the undersigned Securityholder hereby agrees that:

        1. Pooling Requirements. The undersigned Securityholder, will not,
           --------------------
beginning on the commencement of the thirty (30) day period prior to the Effective Time of the Merger as determined in Acquiror's reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Securityholder's risk relative to any Acquiror capital stock until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and the Company after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of the Company and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable after the end of the next fiscal quarter of Acquiror which includes such thirty (30) days of combined earnings consistent with Acquiror's past practice.

        2. Waiver. No waiver by any party hereto of any condition or of any
           ------
breach of any provision of this Affiliates Agreement shall be effective unless in writing.

        3. Notices. All notices, requests, demands or other communications that
           -------
are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

        If to the Securityholder, at the address set forth below the Securityholder's signature at the end hereof.

        If to Acquiror:

                        Legato Systems, Inc.
                        3210 Porter Drive
                        Palo Alto, CA  94304
                        Attention:  Louis C. Cole
                        Facsimile No.: (650) 812-6032
                        Telephone No.: (650) 812-6000

        with a copy to:

                        Gunderson Dettmer Stough
                         Villeneuve Franklin & Hachigian, LLP
                        155 Constitution Drive
                        Menlo Park, California  94025
                        Attention: Robert V. Gunderson, Jr., Esq.
                        Fax: (650) 321-2800
                        Tel: (650) 321-2400

or to such other address as any party hereto may designate for itself by notice given as herein provided.

        4. Counterparts. For the convenience of the parties hereto, this
           ------------
Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        5. Successors and Assigns. This Affiliates Agreement shall be
           ----------------------
enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        6. Governing Law. This Affiliates Agreement shall be governed by and
           -------------
construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

        7. Effectiveness; Severability. This Affiliates Agreement shall become
           ---------------------------
effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

        8. Effect of Headings. The section headings herein are for convenience
           ------------------
only and shall not effect the construction or interpretation of this Affiliates Agreement.

        9. Definitions. All capitalized terms used herein shall have the meaning
           -----------
defined in the Merger Agreement, unless otherwise defined herein.

        IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.


LEGATO SYSTEMS, INC.                      SECURITYHOLDER


By:____________________________________   _____________________________________
                                          (Signature)


                                          _____________________________________
                                          (Print Name)

                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          (Address)